SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

      CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

Delaware Trust Company
(Exact name of trustee as specified in its charter)

Delaware	51-0011500
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

2711 Centerville Road Wilmington, Delaware	19808
(Address of principal executive offices)	(Zip code)

Corporation Service Company
2711 Centerville Road
Wilmington, Delaware
(800) 927-9801
(Name, address and telephone number of agent for service)
_____________________________

LendingClub Corporation
(Exact name of obligor as specified in its charter)

Delaware	51-0605731
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

71 Stevenson St., Suite 300 San Francisco, California	94105
(Address of principal executive offices)	(Zip code)
_____________________________

Member Payment Dependent Notes
(Title of the indenture securities)

Item 1.	General Information.
Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Office of the State Banking Commissioner
State of Delaware
555 East Loockerman Street
Dover, DE 19901

(b)	Whether it is authorized to excercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

Items 3-14.

No responses are included for Items 3–14 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee.

Not applicable.

Item 16.	List of Exhibits

List below all exhibits filed as part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect is contained in the Certificate of Incorporation.

Exhibit 2.	A copy of the Certificate of Incorporation.

Exhibit 3.	See Exhibit 2.

Exhibit 4.	A copy of by-laws of the trustee as now in effect.

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Delaware Trust Company, a non-depository trust company and corporation duly organized and existing under the laws of Delaware, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 3rd day of May 2017.

DELAWARE TRUST COMPANY

/s/ William G. Popeo
Name: William G. Popeo
Title: President & CEO

EXHIBIT 2

Apostille

(Convention de La Haye du 5 Octobre 1961)

1. *Country: United States of America*

   This public document:
2. *has been signed by Jeffrey W. Bullock*
3. *acting in the capacity of Secretary of State of Delaware*
4. *bears the seal/stamp of Office of Secretary of State*

Certified

5. *at Dover, Delaware*
6. *the thirtieth day of June, A.D. 2009*
7. *by Secretary of State, Delaware Department of State*
8. *No. 0389366*
9. *Seal/Stamp:*

SECRETARY'S OFFICE
1793
DELAWARE
1865

10. *Signature:*

Secretary of State

Delaware

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "DELAWARE CHARTER COMPANY", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF MARCH, A.D. 1917, AT 9 O'CLOCK A.M.

SECRETARY'S OFFICE 1793 DELAWARE 1855

Jeffrey W. Bullock, Secretary of State

0061202

090659597

AUTHENTICATION: 7391399

DATE: 06-30-09

You may verify this certific
at corp.delaware.gov/authver.s

CERTIFICATE OF INCORPORATION

of

DELAWARE CHARTER COMPANY

FIRST. The name of this corporation is "DELAWARE CHARTER COMPANY".

SECOND. The location of its principal office in the State of Delaware is in the City of Wilmington, County of New Castle. The name of the resident agent therein, and in charge thereof, is ROBERT PENINGTON. The street and number of said principal office and the address by street and number of said resident agent is 900-904 Market Street.

THIRD. That the objects for which this company is formed are to do any and all of the things herein set forth to the said extent as natural persons might or could do, and in any part of the world, as principals, agents, contractors, trustees, or otherwise and either alone or in company with others, and this corporation shall have the following powers:

(a)

To the same extent and in the same manner as a natural person being an actual resident in the State of Delaware, or elsewhere, might now or could hereafter do, to act as the agent of, and to represent in Delaware and elsewhere domestic and foreign corporations and to act as the agent upon whom process against all such corporations and all notices, official or otherwise, may be served.

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(b)

For and in behalf of such corporations to apply, to obtain and procure to be issued by the Secretary of State of Delaware, or by like officers in other states of the United States of America, and elsewhere, or by other officials in accordance with the law, certificate or certificates authorizing such corporations to transact business in the State of Delaware or elsewhere.

(c)

To provide, to keep, to maintain for and in behalf of and as the agent of such corporations, whether organized under the laws of the State of Delaware or elsewhere, offices principal or otherwise, and therein to keep transfer or other books and documents, records and property of every sort and kind, of such corporations, for all purposes, including the transfer of stock.

(d)

To keep and maintain safe deposit vaults and books and to take and receive upon deposit for safe keeping and storage, stocks, bonds, securities, papers, books and documentary record and personal property of every kind or sort, and to let out vaults, safes and other receptacles.

(e)

To promote, act as fiscal agent for, and to organize, reorganize, merge, consolidate, dissolve or otherwise assist, and afford facilities to any company or companies organized or to be organized under the laws of the State of Delaware, or elsewhere, and to act as the agent, trustee or in any other capacity for and in behalf of such corporation.

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(f)

To act as the fiscal or transfer agent of any state, municipality, body politic or corporation and in such capacity to receive and disburse money and to transfer, register and countersign certificates of stock, receipts, bonds or other evidences of indebtedness.

(g)

To act as the trustee for the holders of, or otherwise, in relation to any bonds, stocks, certificates or debentures issued or to be issued by any corporation.

(h)

To act as trustee under any mortgage or bond issued by any municipality, body politic, corporation, person or association, and accept and execute any other municipal or corporate trust not inconsistent with law.

(i)

To act as the registrar of stocks, bonds, certificates and debentures, and transfer agent thereof for corporations and others.

(j)

To take, accept and execute any and all such trusts, powers or receiverships of whatever nature or description as may be conferred upon or intrusted or committed to it by any person or persons or any body politic, corporation or other authority by grant, assignment, transfer, devise, bequest or otherwise (or which may be intrusted or committed or transferred to it or vested in it by order of any Court of record) and to receive and take and hold any property or estate, real or personal, which may be the subject or any such trust or receivership.

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(k)

To enter into, make, perform and carry on contracts of every kind with any person, firm, association or corporation.

(l)

To purchase or otherwise acquire, to hold, sell, assign, transfer, mortgage, pledge , exchange or otherwise dispose of and to guarantee, underwrite, register and transfer bonds, mortgages, debentures, obligations or shares of the capital stock of any corporation, to exercise, while the owner or trustee thereof, all the rights, powers and privileges including the right to vote thereon which natural persons being the owner of such stock and property, might, could or would exercise.

(m)

To the same extent as natural persons might or could do, to purchase or otherwise acquire, to hold, own, to mortgage, sell, convey or otherwise dispose of, without limit as to amount, within or without the State of Delaware, real and personal property of any class or description.

(n)

To perform the business of appraisal or audit companies and to examine, audit, appraise and report upon the accounts and financial condition of corporations, copartnerships and individuals and to appraise or examine and report upon the condition of railroad, manufacturing and other properties and for the information of investors, financial institutes, borrowers of money or purchasers of property.

(o)

05 To do all and everything suitable or proper for the accomplishment of any of the purposes or attainment of

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any of the objects hereinbefore enumerated, or which shall at the time appear conducive or expedient for the protection or benefits of the company and in general to engage in any and all lawful businesses whatever and wherever necessary or convenient.

(p)

To act as the agent, attorney, factor, proxy or broker of any person or persons, corporation or corporations, for any and all purposes whatever to the same extent as a natural person might or could do, and to provide natural persons or corporations to act in any and all such capacities. To obtain and acquire by purchase or any other lawful manner, information, statistics, facts and circumstances of, relating to, or affecting the business, capital, deeds, solvency, credit, responsibility and commercial condition and standing of any and all individuals, firms, associations and corporations engaged in, or connected with, any business, occupation, industry or employment in any part of the world and particularly in and throughout the United States of America and Canada, and to dispose of, sell, loan, pledge, hire and use in any and all lawful ways, the information, statistics, facts and circumstances so obtained and acquired. To act as the attorney, agent or proxy of the holders of stocks, bonds or debentures in any corporation or corporations organized or which may hereafter be organized, and as such to provide natural persons to so act.

IN FURTHERANCE AND NOT IN LIMITATION of the general powers conferred by the laws of Delaware, it is expressly provided that the corporation shall also have the following powers, viz:-

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(a)

To take, own, hold, deal in, mortgage or otherwise, lien and to lease, sell, exchange, transfer or in any manner whatever dispose of real property wherever situated.

(b)

To manufacture, purchase or acquire in any lawful manner and to hold, own, mortgage, pledge, sell, transfer or in any manner dispose of and to deal and trade in goods, wares, merchandise and property of any and every class and description.

(c)

To acquire the good will, rights and property of any person, firm, association or corporation, to pay for the same in cash, the stock of this company, bonds or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all powers, necessary or convenient in and about the conduct and management of such business.

(d)

To apply for or in any manner to acquire, and to hold, own, use and operate or to sell or in any manner dispose of, and to grant licenses or other rights in respect of and in any manner deal with any and all rights, inventions, and employments and processes used in connection with or secured under Letters Patent or Copyrights of the United States or other countries, and to work, operate or develop the same and to carry on any business, manufacturing or otherwise, which may directly or indirectly effectuate these objects, or any of them.

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(e)

To enter into, make and perform contracts of every kind with any person, firm, association or corporation and without limit as to amount, to draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferrable instruments as far as may be permitted by the laws of the State of Delaware.

(f)

To have offices and carry on business without restrictions as to place or amount.

(g)

To do any or all of the things herein set forth to the same extent as natural persons might or could do and in any part of the world as principals, agents, contractors, trustees or otherwise.

In general to carry on any other business in connection therewith whether manufacturing or otherwise, and use all the powers conferred by the laws of Delaware upon corporations under the act hereinafter referred to.

<u>FOURTH.</u> The amount of the total authorized capital stock shall be One Hundred and Twenty-five Thousand ($125,000.00) Dollars, which shall be divided into Twelve Hundred and Fifty Shares (1250) of the par value of One Hundred ($100.00) Dollars each.

The amount of the capital stock with which it will commence business is One Thousand Dollars ($1,000.00) being ten shares of the par value of One Hundred Dollars ($100.00) each.

8

FIFTH. The names and places of residence of each of the subscribers to the capital stock are as follows:

NAME	RESIDENCE	
Robert Penington,	Wilmington,	Delaware,
Samuel H. Baynard, Jr.,	"	"
Lillian A. Brownhill,	"	"

SIXTH. The existence of this corporation is to be perpetual.

SEVENTH. The affairs of the corporation are to be conducted by the officers and persons vested by the By-laws; and such persons are to be chosen at the times and places fixed by the By-laws.

EIGHTH. The said corporation shall have power to acquire and become seized and possessed of real and personal property without limit or restriction as to amount and to hold, purchase, mortgage, lease and convey such real and personal property in any state or territory of the United States, and in any foreign country or place.

NINTH. The amount of the indebtedness or liability which the corporation may at any time incur shall be unlimited unless a limit thereto be fixed by the By-laws.

TENTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent or in any manner whatever.

ELEVENTH. The directors shall have power to make and alter the By-laws; to fix the amount to be reserved as working capital and to authorize and cause to be executed

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mortgages and liens without limit as to amount upon the property and franchises of the corporation.

(a)

The By-laws shall determine whether and to what extent the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account or book or document of the corporation except as conferred by law or the By-laws or by resolutions of the stockholders.

(b)

The stockholders or directors shall have power to hold their meetings and keep the books outside of the State of Delaware, at such places as may be from time to time designated.

TWELFTH. It is the intention that the objects specified in the third paragraph hereof shall, except where otherwise expressed in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in the Certificate of Incorporation, but that the object specified in each of the clauses of this charter shall be regarded as independent objects.

WE, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, record and file this certificate and do certify to the facts herein stated are true; and we have accordingly hereunto set our respective hands and seals. Dated at Wilmington, Delaware, this Seventeenth day of March A.D. 1917.

In the presence of:

(SEAL)

Samuel H. Baynard Jr. (SEAL)

Lillian A. Brownhill (SEAL)

010

STATE OF DELAWARE ) SS
COUNTY OF NEW CASTLE )

BE IT REMEMBERED, that on this seventeenth day of March, A.D. 1917, personally came before me Jeremiah H. Hopson a Notary Public for the State of Delaware, Robert Penington, Samuel H. Baynard, Jr. and Lillian A. Brownhill, parties to the foregoing Certificate of Incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively, and that the facts therein stated are truly set forth.

GIVEN under my hand and seal of office the day and year aforesaid.

Jeremiah H. Hopson
Notary Public.

Apostille

(Convention de La Haye du 5 Octobre 1961)

1. Country: United States of America

   This public document:
2. has been signed by Jeffrey W. Bullock

3. acting in the capacity of Secretary of State of Delaware

4. bears the seal/stamp of Office of Secretary of State

Certified

5. at Dover, Delaware

6. the thirtieth day of June, A.D. 2009

7. by Secretary of State, Delaware Department of State

8. No. 0389367

9. Seal/Stamp:

SECRETARY'S OFFICE
1793
DELAWARE
1855

10. Signature:

Secretary of State

Delaware

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT OF "DELAWARE CHARTER COMPANY", FILED IN THIS OFFICE ON THE EIGHTH DAY OF NOVEMBER, A.D. 1963, AT 9 O'CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

0061202

AUTHENTICATION: 7391400

090659597

DATE: 06-30-09

You may verify this certific
at corp.delaware.gov/authver.

CERTIFICATE OF CHANGE OF LOCATION OF PRINCIPAL OFFICE AND RESIDENT AGENT

OF

DELAWARE CHARTER COMPANY

The board of directors of the .... DELAWARE CHARTER COMPANY ....
.................................., a corporation of Delaware, on this .... seventh .... day of .... November .... A. D. 1963, do hereby resolve and order that the location of the principal office of this corporation within this State be, and the same hereby is.............. .. 900 Market ....Street, in the City of Wilmington ...., in the County of ... New Castle ....

The name of the agent therein and in charge thereof upon whom process against this Corporation may be served, is .... CORPORATION SERVICE COMPANY ....

The .... DELAWARE CHARTER COMPANY ...., a corporation of Delaware, doth hereby certify that the foregoing is a true copy of a resolution adopted by the board of directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President and/Asst. Secretary, and its corporate seal to be hereto affixed, the seventh ....day of .... November .... A. D. 1963.

BY [signature]
PRESIDENT

[signature]
Asst SECRETARY

00013

Apostille

(Convention de La Haye du 5 Octobre 1961)

1. Country: United States of America

   This public document:
2. has been signed by Jeffrey W. Bullock

3. acting in the capacity of Secretary of State of Delaware

4. bears the seal/stamp of Office of Secretary of State

Certified

5. at Dover, Delaware

6. the thirtieth day of June, A.D. 2009

7. by Secretary of State, Delaware Department of State

8. No. 0389368

9. Seal/Stamp:

SECRETARY'S OFFICE
1793
DELAWARE
1855

10. Signature:

Secretary of State

Delaware

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "DELAWARE CHARTER COMPANY", CHANGING ITS NAME FROM "DELAWARE CHARTER COMPANY" TO "CSC TRUST COMPANY OF DELAWARE", FILED IN THIS OFFICE ON THE SIXTH DAY OF FEBRUARY, A.D. 2006, AT 12:01 O'CLOCK P.M.

SECRETARY'S OFFICE 1793 DELAWARE 1855

Jeffrey W. Bullock, Secretary of State

0061202

090659597

AUTHENTICATION: 7391401

DATE: 06-30-09

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:03 PM 02/06/2006
FILED 12:01 PM 02/06/2006
SRV 060109789 - 0061202 FILE

RESTATED CERTIFICATE OF INCORPORATION

OF

DELAWARE CHARTER COMPANY

(Originally incorporated on March 19, 1917
under the name Delaware Charter Company)

FIRST. The name of the corporation is "CSC TRUST COMPANY OF DELAWARE" (the "Company").

SECOND. The location of the Company's registered office in the State of Delaware shall be 2711 Centerville Road, Suite 210, Wilmington, County of New Castle, Delaware. The Company shall be its own registered agent at such address.

THIRD. That the objects for which the Company is formed are to do any and all of the things herein set forth to the said extent as natural persons might or could do, and in any part of the world, as principals, agents, contractors, trustees, or otherwise and either alone or in company with others, and the Company shall have the following powers:

(a) To the same extent and in the same manner as a natural person might now or could hereafter do, to act as the agent of, and to represent domestic and foreign corporations or other entities and to act as the agent upon whom process against all such corporations or other entities and all notices, official or otherwise, may be served.

(b) For and in behalf of such corporations or other entities to apply, to obtain and procure to be issued by the Secretary of State of Delaware, or by like officers in other states of the United States of America, and elsewhere, or by other officials in accordance with the law, certificate or certificates authorizing such corporations or other entities to transact business.

(c) To provide, to keep, to maintain for and on behalf of and as the agent of such corporations and other entities offices principal or otherwise, and therein to keep transfer or other books and documents, records and property of every sort and kind, of such corporations and other entities, for all purposes, including, without limitation, the transfer of stock.

(d) To keep and maintain safe deposit vaults and books and to take and receive upon deposit for safe keeping and storage, stocks, bonds, securities, papers, books and documentary record and personal property of every kind or sort, and to let out vaults, safes and other receptacles.

(e) To promote, act as fiscal agent for, and to organize, reorganize, merge, consolidate, dissolve or otherwise assist, and afford facilities to any corporation or other entities organized or to be organized under the laws of the State of Delaware, or elsewhere, and to act as the agent, trustee or in any other capacity for and in behalf of such corporations or other entities.

(f) To act as the fiscal or transfer agent of any state, municipality, body politic, corporation or other entity and in such capacity to receive and disburse money and to transfer, register and countersign certificates of stock, receipts, bonds or other evidences of indebtedness.

(g) To act as the trustee for the holders of, or otherwise, in relation to any bonds, stocks, certificates or debentures issued or to be issued by any corporation or other entity.

(h) To act as trustee under any mortgage or bond issued by any municipality, body politic, corporation, person or association or other entity, and accept and execute any other municipal or corporate trust not inconsistent with law.

(i) To act as the registrar of stocks, bonds, certificates and debentures, and transfer agent thereof for corporations and other entities.

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(j) To take, accept and execute any and all such trusts, powers or receiverships of whatever nature or description as may be conferred upon or entrusted or committed to the Company by any person or persons or any body politic, corporation, other entity or other authority by grant, assignment, transfer, devise, bequest or otherwise (or which may be entrusted or committed or transferred to it or vested in it by order of any Court of record) and to receive and take and hold any property or estate, real or personal, which may be the subject or any such trust or receivership.

(k) To enter into, make, perform and carry on contracts of every kind with any person, firm, association, corporation or other entity.

(l) To purchase or otherwise acquire, to hold, sell, assign, transfer, mortgage, pledge, exchange or otherwise dispose of and to guarantee, underwrite, register and transfer bonds, mortgages, debentures, obligations or shares of any corporation or other entity, to exercise, while the owner or trustee thereof, all the rights, powers and privileges including the right to vote thereon which natural persons being the owner of such shares and property, might, could or would exercise.

(m) To the same extent as natural persons might or could do, to purchase or otherwise acquire, to hold, own, to mortgage, sell, convey or otherwise dispose of, without limit as to amount, real and personal property of any class or description.

(n) To perform the business of appraisal or audit companies and to examine, audit, appraise and report upon the accounts and financial condition of corporations, partnerships, other entities and individuals and to appraise or examine and report upon the condition of railroad, manufacturing and other properties and for the information of investors, financial institutes, borrowers of money or purchasers of property.

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(o) To do all and everything suitable or proper for the accomplishment of any of the purposes or attainment of any of the objects hereinbefore enumerated, or which shall at the time appear conducive or expedient for the protection or benefits of the company and in general to engage in any and all lawful businesses whatever and wherever necessary or convenient.

(p) To act as the agent, attorney, factor, proxy or broker of any person or persons, corporation or corporations or other entities, for any and all purposes whatever to the same extent as a natural person might or could do, and to provide natural persons, corporations or other entities to act in any and all such capacities. To obtain and acquire by purchase or any other lawful manner, information, statistics, facts and circumstances of, relating to, or affecting the business, capital, deeds, solvency, credit, responsibility and commercial condition and standing of any and all individuals, firms, associations, corporations and other entities engaged in, or connected with, any business, occupation, industry or employment in any part of the world and particularly in and throughout the United States of America and Canada, and to dispose of, sell, loan, pledge, hire and use in any and all lawful ways, the information, statistics, facts and circumstances so obtained and acquired. To act as the attorney, agent or proxy of the holders of stocks, bonds or debentures in any corporation or corporations or other entities organized or which may hereafter be organized, and as such to provide natural persons to so act.

IN FURTHERANCE AND NOT IN LIMITATION of the general powers conferred by the laws of Delaware, it is expressly provided that the Company shall also have the following powers:

(a) To take, own, hold, deal in, mortgage or otherwise, lien and to lease, sell, exchange, transfer or in any manner whatever dispose of real property wherever situated.

-4-

(b) To manufacture, purchase or acquire in any lawful manner and to hold, own, mortgage, pledge, sell, transfer or in any manner dispose of and to deal and trade in goods, wares, merchandise and property of any and every class and description.

(c) To acquire the good will, rights and property of any person, firm, association, corporation or other entity to pay for the same in cash, the stock of the Company, bonds or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all powers, necessary or convenient in and about the conduct and management of such business.

(d) To apply for or in any manner to acquire, and to hold, own, use and operate or to sell or in any manner dispose of, and to grant licenses or other rights in respect of and in any manner deal with any and all rights, inventions, and employments and processes used in connection with or secured under Letters Patent or Copyrights of the United States or other countries, and to work, operate or develop the same and to carry on any business, manufacturing or otherwise, which may directly or indirectly effectuate these objects, or any of them.

(e) To enter into, make and perform contracts of every kind with any person, firm, association, corporation or other entity and without limit as to amount, to draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments.

(f) To have offices and carry on business without restrictions as to place or amount.

-5-

(g) To do any or all of the things herein set forth to the same extent as natural persons might or could do and in any part of the world as principals, agents, contractors, trustees or otherwise.

In general to carry on any other business in connection therewith whether manufacturing or otherwise, and use all the powers conferred by the laws of Delaware upon corporations under the Delaware General Corporation Law.

FOURTH. The amount of the total authorized capital stock shall be Five Hundred Thousand ($500,000) Dollars, which shall be divided into One-Thousand Shares (1,000) of the par value of Five-Hundred ($500) Dollars each.

FIFTH. The existence of this corporation is to be perpetual.

SIXTH. The business and affairs of the Company are to be managed by or under a board of directors, which shall be comprised of seven persons or such other number of persons as may be designated from time to time by resolution of the board of directors or in the By-laws of the Company.

SEVENTH. The Company shall have power to acquire and become seized and possessed of real and personal property without limit or restriction as to amount and to hold, purchase, mortgage, lease and convey such real and personal property in any state or territory of the United States, and in any foreign country or place.

EIGHTH. The private property of the stockholders of the Company from time to time shall not be subject to the payment of the debts of the Company to any extent or in any manner whatever.

NINTH. The board of directors shall have power to adopt, amend or repeal any or all of the By-laws of the Company; to fix the amount to be reserved as working capital and to

-6-

authorize and cause to be executed mortgages and liens without limit as to amount upon the property and franchises of the Company.

(a) The By-laws of the Company shall determine whether and to what extent the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account or book or document of the corporation except as conferred by law or the By-laws of the Company or by resolutions of the stockholders.

(b) The stockholders or directors shall have power to hold their meetings and keep the books outside of the State of Delaware, at such places as may be from time to time designated.

TENTH. The stockholders of the Company shall not have preemptive rights by virtue of this Restated Certificate of Incorporation or the fact that the Company was incorporated prior to July 3, 1967, and, accordingly, no stockholder shall have preemptive rights or other similar rights except to the extent that such rights are specifically provided for by agreement between such stockholder and the Company.

ELEVENTH. A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall

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be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

TWELFTH. It is the intention that the objects specified in the third paragraph hereof shall, except where otherwise expressed in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in the Restated Certificate of Incorporation, but that the object specified in each of the clauses of this charter shall be regarded as independent objects.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation of the Company, and which has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, has been executed by a duly authorized officer of the Company this 2nd day of February, 2006.

DELAWARE CHARTER COMPANY

By: [signature]
Name: James A. Stoltzfus
Title: CEO

The foregoing Restated Certificate of Incorporation is hereby approved in both substance and in form.

[signature]
Honorable Robert A. Glen
State Bank Commissioner

February 2, 2006

487830

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Delaware

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CSC TRUST COMPANY OF DELAWARE", CHANGING ITS NAME FROM "CSC TRUST COMPANY OF DELAWARE" TO "DELAWARE TRUST COMPANY", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF AUGUST, A.D. 2014, AT 5:43 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

0061202 8100

141102950

AUTHENTICATION: 1643996

DATE: 08-25-14

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:43 PM 08/22/2014
FILED 05:43 PM 08/22/2014
SRV 141102950 - 0061202 FILE

CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF CSC TRUST COMPANY OF DELAWARE

CSC TRUST COMPANY OF DELAWARE, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (formerly known as Delaware Charter Company) (the "Corporation"), does hereby certify that:

1. The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the text of Article FIRST thereof and inserting the following in lieu thereof:

"<u>FIRST.</u> The name of the corporation is "Delaware Trust Company" (the "Company")."

2. The foregoing amendment was duly adopted in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation to be duly executed on this 18th day of August, 2014.

CSC TRUST COMPANY OF DELAWARE

By: [signature]
Name: William G. Popeo
Title: Pres + CEO

The foregoing Certificate of Amendment of Restated Certificate of Incorporation of CSC Trust Company of Delaware is hereby approved both in substance and in form.

Dated: August 22, 2014

[signature]
The Honorable Robert A. Glen
State Bank Commissioner
State of Delaware

RLF1 10656910v.2

EXHIBIT 4

DELAWARE TRUST COMPANY

BY-LAWS

ARTICLE I – STOCKHOLDERS

Section 1 Annual Meeting

An annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders or, if no such meeting has been held, the date of incorporation.

Section 2 Special Meetings

Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors, a majority of stockholders entitled to vote or the chief executive officer and shall be held at such place, on such date, and at such time as they or he or she shall fix.

Section 3 Notice of Meetings

Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise

1

provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation, as amended, of Delaware Trust Company (the "Company")).

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4 Quorum

At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

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Section 5. Organization.

Such person as the Board of Directors may have designated or, in the absence of such a person, the chief executive officer of the Company or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Company, the secretary of the meeting shall be the Assistant Secretary or such person as the chairman appoints.

Section 6. Conduct of Business.

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

Section 7. Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the

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entire original writing or transmission.

All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Company may, and to the extent required by law, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

Section 8. Stock List.

A complete list of stockholders entitled to vote at any meeting of stockholders,

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arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 9. Consent of Stockholders in Lieu of Meeting.

Any action required to be taken at any annual or special meeting of stockholders of the Company, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. As set forth in the

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Certificate of Incorporation, the Company shall serve as its own registered agent and therefore delivery made to the Company shall constitute delivery to its registered office and shall be made by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Company, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Company in the manner prescribed in the first paragraph of this Section.

ARTICLE II - BOARD OF DIRECTORS

Section 1. Number and Term of Office.

The number of directors who shall constitute the whole Board shall be such number as the Board of Directors shall from time to time have designated, provided that the number of directors shall not be less than five. Each director shall be elected and serve until his or her successor is elected and qualified, except as otherwise provided herein or required by law.

The initial members of the Board of Directors of the Company, including the Chairman of the Board, shall be elected by the majority vote of the stockholders entitled to vote. Each such director shall hold office until the first annual meeting of the stockholders and until his successor has been duly elected and qualified or the occurrence of the earlier death or resignation of such director.

Whenever the authorized number of directors is increased between annual

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meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified.

Section 2. Vacancies.

If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified.

Section 3. Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 4. Special Meetings.

Special meetings of the Board of Directors may be called by the Chairman of the Board or by one-third (1/3) of the directors then in office (rounded up to the nearest whole number) or by the chief executive officer and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special

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meeting shall be given each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telegraphing or telexing or by facsimile transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 5. Quorum.

At any meeting of the Board of Directors, a majority of the total number of the whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 6. Participation in Meetings By Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 7. Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein

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or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 8. Powers.

The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Company, including, without limiting the generality of the foregoing, the unqualified power:

(1) To declare dividends from time to time in accordance with law;

(2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(4) To remove any officer of the Company with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(5) To confer upon any officer of the Company the power to appoint, remove and suspend subordinate officers, employees and agents;

(6) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Company and its

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subsidiaries as it may determine;

(7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Company and its subsidiaries as it may determine; and,

(8) To adopt from time to time regulations, not inconsistent with these By-laws, for the management of the Company's business and affairs.

Section 9. Compensation of Directors.

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

ARTICLE III - COMMITTEES

Section 1. Committees of the Board of Directors.

The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the

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issuance of stock or to adopt a certificate of ownership and merger pursuant to Delaware law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2. Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE IV - OFFICERS

Section 1. Generally.

The Board of Directors shall elect a President and may elect or appoint a

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Chairman of the Board, a Secretary and such other officers as it may from time to time choose to elect or appoint, including, but not limited to, one or more Vice Presidents (any one or more of whom may be designated Executive Vice Presidents or Senior Vice Presidents) and a Treasurer. Officers shall be elected by the Board of Directors. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. Any vacancies occurring in officer positions may be filled at any regular or special meeting of the Board of Directors.

The compensation of officers required by this section to be elected or appointed by the Board of Directors may be fixed by the Board of Directors. The compensation of other officers may be fixed either by the Board of Directors or by the President. Each officer shall be sworn to the faithful performance of his duties. In the absence of a Chairman of the Board to preside at meetings of the Board of Directors, the President shall preside at meetings of the Board of Directors.

Section 2. President.

Subject to the provisions of these By-laws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Company and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Company which are authorized and shall have general supervision and

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direction of all of the other officers, employees and agents of the Company. In the event of the President's absence or disability, the Board shall appoint an Officer to perform the duties and exercise the powers of the President.

Section 3. Vice President.

Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. He or she may sign, with other authorized officers, all contracts, instruments or documents in the name of the Company and may affix or cause to be affixed thereto the seal of the Company.

Section 4. Treasurer.

The Treasurer shall have the responsibility for maintaining the financial records of the Company. He or she shall make such disbursements of the funds of the Company as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Company. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

Section 5. Secretary and Assistant Secretary

The Secretary or Assistant Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. The Secretary or Assistant Secretary may sign, with other authorized officers, all contracts, instruments or

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documents in the name of the Company and may affix or cause to be affixed thereto the seal of the Company, of which he or she shall be the custodian. The Secretary or Assistant Secretary shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 6. Delegation of Authority.

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 7. Removal.

Any officer of the Company may be removed at any time, with or without cause, by the Board of Directors.

Section 8. Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the President or any officer of the Company authorized by the President shall have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Company may hold securities and otherwise to exercise any and all rights and powers which this Company may possess by reason of its ownership of securities in such other corporation.

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ARTICLE V - STOCK

Section 1. Certificates of Stock.

Each stockholder shall be entitled to a certificate signed by, or in the name of the Company by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

Section 2. Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Company kept at an office of the Company or by transfer agents designated to transfer shares of the stock of the Company. Except where a certificate is issued in accordance with Section 4 of Article V of these By-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3. Record Date.

In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty

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(60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in the

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manner prescribed by Article I, Section 9 hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 4. Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5. Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI - NOTICES

Section 1. Notices.

Except as otherwise specifically provided herein or required by law, all notices

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required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, by sending such notice by prepaid telegram or mailgram, or by transmitting such notice by facsimile. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Company. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.

Section 2. Waivers.

A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VII - MISCELLANEOUS

Section 1. Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Company may be used whenever and as authorized by the Board of Directors or a committee thereof.

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Section 2. Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Company, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3. Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer of the Company shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

Section 4. Fiscal Year.

The fiscal year of the Company shall be as fixed by the Board of Directors.

Section 5. Time Periods.

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In applying any provision of these By-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE VIII - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Right to Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, or officer (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however,

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that, except as provided in Section 3 of this ARTICLE VIII with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

Section 2. Right to Advancement of Expenses.

The right to indemnification conferred in Section 1 of this ARTICLE VIII shall include the right to be paid by the Company the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this ARTICLE VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

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Section 3. Right of Indemnitee to Bring Suit.

If a claim under Section 1 or 2 of this ARTICLE VIII is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or,

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in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VIII or otherwise shall be on the Company.

Section 4. Non-Exclusivity of Rights.

The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company's Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5. Insurance.

The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under Delaware law.

Section 6. Indemnification of Employees and Agents of the Company

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The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Company.

ARTICLE IX - AMENDMENTS

These By-laws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.

487940

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EXHIBIT 6

May 3, 2017

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

DELAWARE TRUST COMPANY

/s/ William G. Popeo
Name: William G. Popeo
Title: President & CEO

EXHIBIT 7

Report of Condition of

Delaware Trust Company
of 2711 Centerville Road, Suite 200, Wilmington, Delaware 19808
at the close of business March 31, 2017, filed in accordance with 5 Del. Laws, c.9, §904

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$—
Interest-bearing balances	2,621
Securities:
Held-to-maturity securities	—
Available-for-sale securities	—
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	—
Securities purchased under agreements to resell	—
Loans and lease financing receivables:
Loans and leases held for sale	—
Loans and leases, net of unearned income	—
LESS: Allowance for loan and lease losses	—
Loans and leases, net of unearned income and allowance	—
Trading Assets	—
Premises and fixed assets (including capitalized leases)	—
Other real estate owned	—
Investments in unconsolidated subsidiaries and associated companies	—
Direct and indirect investments in real estate ventures	—
Intangible assets
Goodwill	—
Other intangible assets	1,610
Other assets	108,223
Total assets	$112,454

Dollar Amounts In Thousands
LIABILITIES
Deposits:
In domestic offices
Noninterest-bearing	$—
Interest-bearing	—
In domestic offices
Noninterest-bearing	—
Interest-bearing	—
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices
Securities sold under agreements to repurchase	—
Trading liabilities	—
Other borrowed money	—
(includes mortgage indebtedness and obligations under capitalized leases)
Subordinated notes and debentures	—
Other liabilities	2,021
Total liabilities	$2,021

EQUITY CAPITAL
Perpetual preferred stock and related surplus	$—
Common stock	500
Surplus (exclude all surplus related to preferred stock)	105,501
Retained earnings	4,432
Accumulated other comprehensive income	—
Other equity capital components	—
Total institution equity capital	110,433
Noncontrolling (minority) interests in consolidated subsidiaries	—
Total equity capital	110,433
Total liabilities, and equity capital	$112,454

I, Thomas C. Porth, CFO of the above-named State Non-Depository Trust Company, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate State regulatory authority and is true to the best of my knowledge and belief.

/s/ Thomas C. Porth
Thomas C. Porth
CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate State regulatory authority and is true and correct.

/s/ William G. Popeo	/s/ Ian R. McConnel
William G. Popeo	Ian R. McConnel